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                                                                   EXHIBIT 14(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use and incorporation by reference in this Registration Statement on Form N-14 of our report dated February 16, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of AIM Basic Value Fund, which is also incorporated by reference and included in the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP

Boston, Massachusetts
March 21, 2000